Exhibit 99.1

Capital Senior Living Corporation

For Immediate Release	Contact:	Ralph A. Beattie 972/770-5600
CAPITAL SENIOR LIVING CORPORATION
REPORTS FOURTH QUARTER AND FULL YEAR 2009 RESULTS
DALLAS — (BUSINESS WIRE) — March 10, 2010 — Capital Senior Living Corporation (NYSE:CSU), one of the country’s largest operators of senior living communities, today announced operating results for the fourth quarter and full year 2009. Company highlights for the fourth quarter and full year include:
Financial Highlights — Fourth Quarter
•	Revenues were $48.7 million in the fourth quarter of 2009 compared to $48.0 million in the fourth quarter of 2008.

•	Adjusted EBITDAR was $14.6 million in the current quarter compared to $14.1 million in the prior year period.

•	Adjusted EBITDAR margin was 29.9 percent compared to 29.4 percent in the fourth quarter of the prior year.

•	Net income was $0.8 million or $0.03 per diluted share in the fourth quarter of 2009, equal to the adjusted net income reported in the fourth quarter of 2008.

•	Adjusted cash flow from operations (“CFFO”) was $5.7 million or $0.22 per share in the fourth quarter of 2009 compared to adjusted CFFO of $3.9 million or $0.15 per share in the fourth quarter of 2008.
Financial Highlights — Full Year
•	Revenues were $192.0 million in 2009 compared to $193.3 million in the prior year.

•	Adjusted EBITDAR was $57.3 million compared to $58.2 million in 2008.

•	Adjusted EBITDAR margin was 29.8 percent in 2009 versus 30.1 percent in 2008.

•	Adjusted net income was $2.8 million or $0.10 per diluted share in 2009 compared to adjusted net income of $4.7 million or $0.18 per diluted share in 2008.

•	Adjusted CFFO was $16.6 million or $0.63 per share in 2009 compared to adjusted CFFO of $15.9 million or $0.60 per share in the prior year.

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Operational Highlights — Fourth Quarter
•	Average physical occupancy rate for 58 stabilized communities was 87 percent.

•	Operating margins (before property taxes, insurance and management fees) were 49 percent in stabilized independent and assisted living communities.

•	At communities under management, excluding three communities undergoing conversions to higher levels of care, same-store revenue increased 1.7 percent versus the fourth quarter of 2008 as a result of a 2.8 percent increase in average monthly rent. Same-store expenses decreased 2.1 percent and net income increased 7.7 percent from the comparable period of the prior year.
“We continue to report positive results despite a challenging operating environment,” said Lawrence A. Cohen, Chief Executive Officer of the Company. “Sequential occupancies in our consolidated communities increased 30 basis points and all communities under management increased 70 basis points from the third quarter. Average monthly rents have continued to grow while both operating expenses and corporate overhead have declined year-over-year. Our focus on expense control and productive use of our resources has resulted in CFFO of $0.63 per share in 2009. We are well-positioned to leverage our competitive strengths and expand care to our residents to generate attractive returns, maximize free cash flow and enhance shareholder value.”
OPERATING AND FINANCIAL RESULTS
Fourth Quarter Results
For the fourth quarter of 2009, the Company reported revenue of $48.7 million, compared to revenue of $48.0 million in the fourth quarter of 2008. Resident and healthcare revenue equaled the fourth quarter of the prior year as slightly lower occupancies were offset by higher average rents. The number of consolidated communities was 50 in both periods. Financial occupancy of the consolidated portfolio averaged 84.2 percent in the fourth quarter of 2009 with an average monthly rent of $2,553 per occupied unit. Excluding three communities with units being converted to higher levels of care, financial occupancy of the consolidated portfolio averaged 85.6 percent.
Revenue under management was $56.6 million in the fourth quarter of 2009 compared to $55.7 million in the fourth quarter of 2008. Revenue under management includes revenue generated by the Company’s consolidated communities, communities owned through joint ventures and communities owned by third parties that are managed by the Company. There were 66 communities under management in the fourth quarter of 2009 compared to 64 communities under management in the fourth quarter of 2008. Two joint venture developments opened in the second quarter of this year.
Operating expenses for the fourth quarter of 2009 decreased $1.1 million from the fourth quarter of 2008. As a percentage of resident and healthcare revenue, operating expenses were 60.9 percent in the fourth quarter of 2009 compared to 63.5 percent in the fourth quarter of 2008.

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General and administrative expenses of $3.1 million were approximately $0.9 million lower than the fourth quarter of 2008. Approximately $0.6 million of the variance was the result of separation pay incurred in the fourth quarter of the prior year as a result of discontinuing development activities. As a percentage of revenue under management, general and administrative expenses were 5.4 percent in the fourth quarter of 2009.
Facility lease expenses were $6.4 million in the fourth quarter of 2009, approximately $0.1 million higher than the fourth quarter of 2008, primarily reflecting increases in contingent rent on 25 leased communities.
Depreciation and amortization expense increased $0.2 million from the fourth quarter of the prior year, as a result of capital improvements at certain of the Company’s owned and leased facilities.
Adjusted EBITDAR for the fourth quarter of 2009 was approximately $14.6 million, compared to $14.1 million in the fourth quarter of 2008. Adjusted EBITDAR margin was 29.9 percent for the period, an improvement of 50 basis points from the fourth quarter of the prior year.
Interest expense was $2.9 million in the fourth quarter of 2009, compared to $3.0 million in the fourth quarter of 2008, reflecting lower debt outstanding due to principal amortization.
The Company reported pre-tax profit of approximately $1.5 million in the fourth quarter of 2009 compared to a pre-tax loss of approximately $0.4 million in the fourth quarter of 2008. Fourth quarter 2008 results include several infrequent non-operating items such as separation pay, casualty losses, write-off of preacquisition costs, property tax adjustments and other items identified on the last page of this release and reconciled to the most comparable GAAP measure. On an adjusted basis, the Company’s pre-tax profit of $1.5 million in the fourth quarter of 2009 compares to a pre-tax profit of $1.2 million in the fourth quarter of 2008.
The Company’s tax provision in the fourth quarter of 2009 was nearly 48 percent, as state taxes comprise an increasing share of the tax liability. The Company is impacted by the Texas Margin Tax, which effectively imposes a tax on modified gross revenues for communities operated in Texas. Approximately one-fourth of the Company’s consolidated revenues are from the state of Texas. In addition, the state of Michigan recently enacted a similar measure based on revenues from that state. Net income was $0.8 million or $0.03 per diluted share in the fourth quarter of 2009, equal to the adjusted net income reported in the fourth quarter of 2008.
Adjusted CFFO for the fourth quarter of 2009 was $5.7 million or $0.22 per share compared to $3.9 million or $0.15 per share in the fourth quarter of 2008. Net cash provided by operating activities increased $1.3 million from the fourth quarter of the prior year, while changes in operating assets and liabilities contributed an additional $0.5 million of cash flow.

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Full Year Results
For the 2009 fiscal year, the Company reported revenues of $192.0 million, compared to revenues of $193.3 million in 2008. The difference is primarily attributable to a reduction of $2.2 million in management services revenue as the Company no longer earned development and marketing fees from three communities developed in joint ventures in 2008.
Operating expenses of $104.8 million were $2.5 million below the prior year. Operating expenses as a percentage of resident and healthcare revenues were 61.2 percent in 2009 compared to 62.4 percent in 2008, an improvement of 120 basis points.
General and administrative expenses of $11.9 million were also less than the prior year, with most of the $1.8 million reduction due to lower corporate salary expense.
Adjusted EBITDAR of $57.3 million in 2009 was approximately 1.6 percent below the prior year figure, largely reflecting the absence of development fee income. EBITDAR margin in 2009 was 29.8 percent compared to 30.1 percent in 2008.
Adjusted net income was $2.8 million or $0.10 per diluted share in 2009 compared to adjusted net income of $4.7 million or $0.18 per share in 2008. Margin improvement and lower corporate expenses in 2009 were not enough to compensate for the loss of development fee income realized in 2008.
Adjusted CFFO was $16.6 million or $0.63 per share in 2009 compared to $15.9 million or $0.60 per share in 2008. Cash and cash equivalents, including restricted cash, increased $5.3 million in 2009, purchases of treasury stock equaled $0.9 million and debt repayments were $6.4 million.
CAPITAL OVERVIEW AND FINANCING
The Company ended the year with $29.0 million of cash and cash equivalents and $2.2 million of restricted cash. As of December 31, 2009, the Company financed its 25 owned communities with mortgage debt totaling $182.3 million at fixed interest rates averaging 6.1 percent. With the exception of one mortgage of $4.6 million, which matured in September of 2009, the next closest maturity is July of 2015. While the nonrecourse mortgage that matured in September 2009 was not paid off at maturity, the Company is in negotiations with the lender. Possible outcomes include a reduced pay-off of the note as well as other potential remedies.
Capital expenditures for the year were approximately $8.0 million, representing $4.0 million of investment spending and $4.0 million of recurring Capex. Spending for recurring Capex in 2009 equaled approximately $600 per unit.

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Q409 CONFERENCE CALL INFORMATION
The Company will host a conference call with senior management to discuss the Company’s fourth quarter and full year 2009 financial results. The call will be held on Thursday, March 11, 2010 at 11:00 a.m. Eastern Time.
The call-in number is 913-312-1483, confirmation code 2696463. A link to a simultaneous webcast of the teleconference will be available at www.capitalsenior.com through Windows Media Player or RealPlayer.
For the convenience of the Company’s shareholders and the public, the conference call will be recorded and available for replay starting March 11, 2010 at 2:00 p.m. Eastern Time, until March 19, 2010 at 8:00 p.m. Eastern Time. To access the conference call replay, call 719-457-0820, confirmation code 2696463. The conference call will also be made available for playback via the Company’s corporate website, www.capitalsenior.com, and will be available until the next earnings release date.
ABOUT THE COMPANY
Capital Senior Living Corporation is one of the nation’s largest operators of residential communities for senior adults. The Company’s operating philosophy emphasizes a continuum of care, which integrates independent living, assisted living and home care services, to provide residents the opportunity to age in place. The Company currently operates 66 senior living communities in 23 states with an aggregate capacity of approximately 10,000 residents.
The forward-looking statements in this release are subject to certain risks and uncertainties that could cause results to differ materially, including, but not without limitation to, the Company’s ability to find suitable acquisition properties at favorable terms, financing, licensing, business conditions, risks of downturns in economic conditions generally, satisfaction of closing conditions such as those pertaining to licensure, availability of insurance at commercially reasonable rates, and changes in accounting principles and interpretations among others, and other risks and factors identified from time to time in our reports filed with the Securities and Exchange Commission.
This release contains certain financial information not derived in accordance with generally accepted accounting principles (GAAP), including adjusted EBITDAR, adjusted CFFO, adjusted CFFO per share and other items. The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies.

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Reconciliation of this information to the most comparable GAAP measures is included as an attachment to this release.
Contact Ralph A. Beattie, Chief Financial Officer, at 972-770-5600 for more information.

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CAPITAL SENIOR LIVING CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$28,972	$25,880
Restricted cash	2,167	—
Accounts receivable, net	3,340	3,809
Accounts receivable from affiliates	424	1,152
Federal and state income taxes receivable	1,493	2,364
Deferred taxes	1,208	1,052
Assets held for sale	354	354
Property tax and insurance deposits	8,632	8,632
Prepaid expenses and other	4,010	5,930

Total current assets	50,600	49,173
Property and equipment, net	300,678	305,881
Deferred taxes	7,781	11,062
Investments in joint ventures	6,536	7,173
Other assets, net	14,908	14,831

Total assets	$380,503	$388,120

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,037	$1,920
Accrued expenses	12,287	13,661
Current portion of notes payable	9,347	12,026
Current portion of deferred income	6,838	6,174
Customer deposits	1,295	1,593

Total current liabilities	31,804	35,374
Deferred income	16,747	20,056
Notes payable, net of current portion	173,822	177,541
Commitments and contingencies Shareholders’ equity:
Preferred stock, $.01 par value:
Authorized shares — 15,000; no shares issued or outstanding	—	—
Common stock, $.01 par value:
Authorized shares — 65,000; issued and outstanding shares 26,950 and 26,679 in 2009 and 2008, respectively	273	267
Additional paid-in capital	131,576	130,426
Retained Earnings	27,215	24,456
Treasury stock, at cost — 350 shares in 2009	(934)	—

Total shareholders’ equity	158,130	155,149

Total liabilities and shareholders’ equity	$380,503	$388,120

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CAPITAL SENIOR LIVING CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(unaudited)
Revenues:
Resident and health care revenue	$43,244	$43,230	$171,194	$172,025
Unaffiliated management services revenue	18	54	72	194
Affiliated management services revenue	706	702	2,698	4,882
Community reimbursement revenue	4,729	4,022	18,027	16,173

Total revenues	48,697	48,008	191,991	193,274
Expenses:
Operating expenses (exclusive of facility lease expense and depreciation and amortization expense shown below)	26,339	27,461	104,790	107,315
General and administrative expenses	3,063	3,921	11,883	13,654
Facility lease expense	6,431	6,283	25,872	25,057
Provision for bad debts	88	219	344	556
Stock-based compensation expense	299	250	1,201	1,036
Depreciation and amortization	3,400	3,210	13,262	12,468
Community reimbursement expense	4,729	4,022	18,027	16,173

Total expenses	44,349	45,366	175,379	176,259

Income from operations	4,348	2,642	16,612	17,015
Other income (expense):
Interest income	11	59	67	422
Interest expense	(2,948)	(3,045)	(11,819)	(12,217)
(Loss) gain on sale of assets	—	(49)	—	681
Write-down of assets held for sale	—	—	—	(134)
Other income	48	43	107	270

Income(loss) before (provision)benefit for income taxes	1,459	(350)	4,967	6,037
(Provision)benefit for income taxes	(699)	136	(2,208)	(2,313)

Net income(loss)	$760	$(214)	$2,759	$3,724

Per share data:
Basic net income(loss) per share	$0.03	$(0.01)	$0.10	$0.14

Diluted net income(loss) per share	$0.03	$(0.01)	$0.10	$0.14

Weighted average shares outstanding — basic	26,275	26,423	26,257	26,377

Weighted average shares outstanding — diluted	26,395	26,423	26,356	26,620

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CAPITAL SENIOR LIVING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2009	2008
Operating Activities
Net income	$2,759	$3,724
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	13,251	12,432
Amortization	11	36
Amortization of deferred financing charges	335	338
Amortization of deferred lease costs	371	367
Amortization of debt discount	—	177
Deferred income	(2,645)	(2,112)
Deferred income taxes	3,125	1,706
Equity in the (earnings) losses of unconsolidated joint ventures	(107)	(270)
Gain on sale of properties	—	(680)
Provision for bad debts	344	556
Write-off of deferred loan costs	—	—
Write-down of assets held for sale	—	134
Reduction of contingent note payable	—	—
Stock compensation expense	1,201	1,036
Changes in operating assets and liabilities:
Accounts receivable	125	(1,133)
Accounts receivable from affiliates	728	(306)
Property tax and insurance deposits	—	(772)
Prepaid expenses and other	1,920	(1,404)
Other assets	(794)	1,102
Accounts payable	117	719
Accrued expenses	(1,374)	100
Federal and state income taxes receivable/payable	566	(307)
Customer deposits	(298)	(431)

Net cash provided by operating activities	19,635	15,012
Investing Activities
Capital expenditures	(8,049)	(8,065)
Proceeds from sale of assets	1	1,397
Investments in joint ventures	744	(704)

Net cash used in investing activities	(7,304)	(7,372)
Financing Activities
Proceeds from notes payable	1,926	4,645
Repayments of notes payable	(8,324)	(10,023)
Increase in restricted cash	(2,167)	—
Cash proceeds from the issuance of common stock	223	232
Excess tax benefits on stock options exercised	37	27
Purchases of treasury stock	(934)	—
Cash paid to settle interest rate lock agreement	—	—
Deferred financing charges paid	—	—

Net cash used in financing activities	(9,239)	(5,119)

Increase (decrease) in cash and cash equivalents	3,092	2,521
Cash and cash equivalents at beginning of year	25,880	23,359

Cash and cash equivalents at end of year	$28,972	$25,880

Supplemental Disclosures
Cash paid during the year for:
Interest	$11,464	$11,668

Income taxes	$530	$2,179

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Capital Senior Living Corporation
Supplemental Information

	Communities		Resident Capacity		Units
	Q4 09	Q4 08	Q4 09	Q4 08	Q4 09	Q4 08
Portfolio Data
I. Community Ownership / Management
Consolidated communities Owned	25	25	4,058	3,926	3,503	3,503
Leased	25	25	3,892	3,775	3,104	3,152
Joint Venture communities (equity method)	15	13	2,086	1,602	1,654	1,367
Third party communities managed	1	1	148	148	115	115

Total	66	64	10,184	9,451	8,376	8,137

Independent living			6,784	6,510	5,695	5,546
Assisted living			2,685	2,286	2,063	1,973
Continuing Care Retirement Communities			715	655	618	618

Total			10,184	9,451	8,376	8,137
II. Percentage of Operating Portfolio
Consolidated communities
Owned	37.9%	39.1%	39.8%	41.5%	41.8%	43.1%
Leased	37.9%	39.1%	38.2%	39.9%	37.1%	38.7%
Joint venture communities (equity method)	22.7%	20.3%	20.5%	17.0%	19.7%	16.8%
Third party communities managed	1.5%	1.6%	1.5%	1.6%	1.4%	1.4%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Independent living			66.6%	68.9%	68.0%	68.2%
Assisted living			26.4%	24.2%	24.6%	24.2%
Continuing Care Retirement Communities			7.0%	6.9%	7.4%	7.6%

Total			100.0%	100.0%	100.0%	100.0%
Selected Operating Results
I. Owned communities
Number of communities	25	25
Resident capacity	4,058	3,926
Unit capacity	3,503	3,503
Financial occupancy (1)	85.6%	86.8%
Revenue (in millions)	20.7	20.7
Operating expenses (in millions) (2)	11.3	11.8
Operating margin	45%	43%
Average monthly rent	2,311	2,275
II. Leased communities
Number of communities	25	25
Resident capacity	3,892	3,775
Unit capacity	3,104	3,152
Financial occupancy (1)	82.5%	84.1%
Revenue (in millions)	22.4	22.6
Operating expenses (in millions) (2)	12.3	12.7
Operating margin	45%	44%
Average monthly rent	2,827	2,762
III. Consolidated communities
Number of communities	50	50
Resident capacity	7,950	7,701
Unit capacity	6,607	6,655
Financial occupancy (1)	84.2%	85.5%
Revenue (in millions)	43.1	43.3
Operating expenses (in millions) (2)	23.6	24.6
Operating margin	45%	43%
Average monthly rent	2,553	2,506
IV. Communities under management
Number of communities	66	64
Resident capacity	10,184	9,451
Unit capacity	8,376	8,137
Financial occupancy (1)	81.4%	84.2%
Revenue (in millions)	56.6	55.7
Operating expenses (in millions) (2)	30.6	31.1
Operating margin	46%	44%
Average monthly rent	2,734	2,655
V. Same Store communities under management (excluding 3 communities with conversions)
Number of communities	60	60
Resident capacity	9,103	8,707
Unit capacity	7,519	7,519
Financial occupancy (1)	85.2%	87.1%
Revenue (in millions)	53.4	52.8
Operating expenses (in millions) (2)	28.1	29.1
Operating margin	47%	45%
Average monthly rent	2,728	2,657
VI. General and Administrative expenses as a percent of Total Revenues under Management
Fourth Quarter (3)	5.4%	5.5%
Fiscal Year (3)	5.3%	5.5%
VII. Consolidated Debt Information (in thousands, except for interest rates) Excludes insurance premium financing
Total fixed rate debt	182,313	185,847
Weighted average interest rate	6.1%	6.1%

(1)-	Financial occupancy represents actual days occupied divided by total number of available days during the month of the quarter.

(2)-	Excludes management fees, insurance and property taxes.

(3)-	2008 — Excludes due diligence costs which were written off when a potential acquisition was terminated and costs incurred to avoid a proxy contest.

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CAPITAL SENIOR LIVING CORPORATION
NON-GAAP RECONCILIATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Adjusted EBITDAR
Income from operations	$4,348	$2,642	$16,612	$17,015
Depreciation and amortization expense	3,400	3,210	13,262	12,468
Stock-based compensation expense	299	250	1,201	1,036
Facility lease expense	6,431	6,283	25,872	25,057
Provision for bad debts	88	219	344	556
Unusual legal/proxy costs	—	25	—	205
Real estate tax settlements/adjustments	—	240	—	240
Retirement and separation costs	—	624	—	624
Casualty losses	—	181	—	181
Deferred revenue adjustment	—	260	—	260
Write-off of preacquisition and project costs	—	203	—	578

Adjusted EBITDAR	$14,566	$14,137	$57,291	$58,220

Adjusted EBITDAR Margin
Adjusted EBITDAR	$14,566	$14,137	$57,291	$58,220
Total revenues	48,697	48,008	191,991	193,274

Adjusted EBITDAR margin	29.9%	29.4%	29.8%	30.1%

Adjusted net income and net income per share
Net income	$760	$(214)	$2,759	$3,724
Unusual legal/proxy costs, net of tax	—	15	—	126
Real estate tax settlements/adjustments, net of tax	—	148	—	148
Retirement and separation costs, net of tax	—	385	—	385
Casualty losses, net of tax	—	112	—	112
Asset held for sale impairment, net of tax	—	—	—	83
Loss (gain) on sale of assets, net of tax	—	30	—	(420)
Write-off of contract rights costs, net of tax	—	6	—	6
Deferred revenue adjustment, net of tax	—	160	—	160
Write-off of preacquisition and project costs, net of tax	—	125	—	357

Adjusted net income	$760	$767	$2,759	$4,681

Adjusted net income per share	$0.03	$0.03	$0.10	$0.18

Diluted shares outstanding	26,395	26,423	26,356	26,620

Adjusted CFFO and CFFO per share
Net cash provided by operating activities	$3,163	$1,836	$19,635	$15,012
Changes in operating assets and liabilities	3,032	2,465	(990)	2,432
Recurring capital expenditures	(505)	(505)	(2,020)	(2,020)
Unusual legal/proxy costs, net of tax	—	15	—	126
Write-off of preacquisition and project costs, net of tax	—	125	—	357

Adjusted CFFO	$5,690	$3,936	$16,625	$15,907

Adjusted CFFO per share	$0.22	$0.15	$0.63	$0.60

Diluted shares outstanding	26,395	26,423	26,356	26,620

Adjusted pretax income
Pretax income as reported	$1,459	$(350)	$4,967	$6,037
Unusual legal/proxy costs	—	25	—	205
Real estate tax settlements/adjustments	—	240	—	240
Retirement and separation costs	—	624	—	624
Casualty losses	—	181	—	181
Asset held for sale impairment	—	—	—	134
Loss (gain) on sale of assets	—	49	—	(681)
Write-off of contract rights costs	—	9	—	9
Deferred revenue adjustment	—	260	—	260
Write-off of preacquisition and project costs	—	203	—	578

Adjusted pretax income	$1,459	$1,241	$4,967	$7,587

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